For Release: August 6, 2025
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the second quarter 2025
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for second quarter 2025 earnings, dated August 6, 2025, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the "Q2 2025 10-Q Quarterly Report").
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “ensure,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2024 (the "2024 Annual Report"), the Company's Q2 2025 10-Q Quarterly Report, and this report, and include such risks and uncertainties as:
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and future servicing contracts with the Department, risks related to unfavorable contract modifications or interpretations, risks related to consistently meeting service requirements to avoid the assessment of performance penalties, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or FFELP), private education, and consumer loans;
•loan portfolio risks such as credit risk, prepayment risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans;
•financing and liquidity risks, including risks of changes in the interest rate environment;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors, including disclosure of confidential or personal information and/or damage to reputation resulting from cyber breaches;
•risks related to use of artificial intelligence;
•uncertainties inherent in forecasting future cash flows from student loan assets, including investment interests therein, and related asset-backed securitizations;
•risks related to the ability of Nelnet Bank to achieve its business objectives and effectively deploy loan and deposit strategies and achieve expected market penetration;
•risks related to the Company's solar tax equity investments and solar construction business, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities and risks from the impact of the enactment of the One Big Beautiful Bill that accelerates the expiration and phase out of solar energy credits;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom) including venture capital and real estate investments, reinsurance, acquisitions, and other activities (including risks associated with errors that occasionally occur in converting loan servicing portfolios to a new servicing platform), including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change; and
•risks and uncertainties associated with litigation matters and maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, including changes to the regulatory environment from the change in presidential administration, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company’s consolidated financial statements.
All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Interest income:
Loan interest	$172,104	166,439	202,129	338,543	418,853
Investment interest	40,185	41,389	40,737	81,574	92,814
Total interest income	212,289	207,828	242,866	420,117	511,667
Interest expense on bonds and notes payable and bank deposits	132,854	125,114	176,459	257,968	371,039
Net interest income	79,435	82,714	66,407	162,149	140,628
Less provision for loan losses	17,930	15,337	3,611	33,267	14,440
Net interest income after provision for loan losses	61,505	67,377	62,796	128,882	126,188
Other income (expense):
Loan servicing and systems revenue	120,724	120,741	109,052	241,465	236,252
Education technology services and payments revenue	118,184	147,330	116,909	265,515	260,449
Reinsurance premiums earned	26,112	24,687	14,851	50,799	27,631
Solar construction revenue	1,259	3,995	9,694	5,254	23,420
Other, net	22,976	23,694	14,020	46,670	18,103
Gain (loss) on sale of loans, net	—	909	(1,438)	909	(1,579)
Gain on partial redemption of ALLO investment	175,044	—	—	175,044	—
Derivative settlements, net	744	746	1,649	1,489	3,406
Derivative market value adjustments, net	(3,866)	(6,324)	1,533	(10,190)	9,497
Total other income (expense), net	461,177	315,778	266,270	776,955	577,179
Cost of services and expenses:
Loan servicing contract fulfillment and acquisition costs	1,845	1,633	196	3,478	196
Cost to provide education technology services and payments	39,844	48,047	40,222	87,891	88,832
Cost to provide solar construction services	14,050	7,828	8,072	21,878	22,300
Total cost of services	55,739	57,508	48,490	113,247	111,328
Salaries and benefits	134,699	138,223	139,634	272,922	283,509
Depreciation and amortization	7,624	9,255	15,142	16,879	31,911
Reinsurance losses and underwriting expenses	25,662	22,212	10,988	47,874	22,305
Other expenses	51,306	48,226	48,608	99,532	94,136
Total operating expenses	219,291	217,916	214,372	437,207	431,861
Impairment expense and provision for beneficial interests	10,288	1,591	7,776	11,879	7,813
Total expenses	285,318	277,015	270,638	562,333	551,002
Income before income taxes	237,364	106,140	58,428	343,504	152,365
Income tax expense	(59,510)	(25,010)	(14,753)	(84,521)	(37,936)
Net income	177,854	81,130	43,675	258,983	114,429
Net loss attributable to noncontrolling interests	3,605	1,430	1,416	5,035	4,069
Net income attributable to Nelnet, Inc.	$181,459	82,560	45,091	264,018	118,498
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$4.97	2.26	1.23	7.24	3.22
Weighted average common shares outstanding - basic and diluted	36,485,605	36,478,426	36,525,482	36,482,035	36,841,227

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	June 30, 2025	December 31, 2024	June 30, 2024
Assets:
Loans and accrued interest receivable, net	$10,155,483	9,992,744	10,939,519
Cash, cash equivalents, and investments	2,330,692	2,395,214	2,092,269
Restricted cash	576,023	736,502	797,925
Goodwill and intangible assets, net	191,307	194,357	198,550
Other assets	457,583	458,936	472,930
Total assets	$13,711,088	13,777,753	14,501,193
Liabilities:
Bonds and notes payable	$7,903,561	8,309,797	9,567,708
Bank deposits	1,382,042	1,186,131	890,472
Other liabilities	942,792	982,708	822,991
Total liabilities	10,228,395	10,478,636	11,281,171
Equity:
Total Nelnet, Inc. shareholders' equity	3,574,983	3,349,762	3,294,061
Noncontrolling interests	(92,290)	(50,645)	(74,039)
Total equity	3,482,693	3,299,117	3,220,022
Total liabilities and equity	$13,711,088	13,777,753	14,501,193

Overview
The Company is a diversified hybrid holding company with primary businesses being consumer lending, loan servicing, payments, and technology – with many of these businesses serving customers in the education space. The largest operating businesses engage in loan servicing, and education technology services and payments. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes and manages investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in a fiber communications company (ALLO), early-stage and emerging growth companies (venture capital investments), real estate, reinsurance, and renewable energy (solar). In the Nelnet Financial Services division, which includes Nelnet Bank, the Company is also actively expanding its private education, consumer, and other loan portfolios.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to Non-GAAP net income excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, are provided below.

	Three months ended			Six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
GAAP net income attributable to Nelnet, Inc.	$181,459	82,560	45,091	264,018	118,498
Realized and unrealized derivative market value adjustments (a)	3,866	6,324	(1,533)	10,190	(9,497)
Tax effect (b)	(928)	(1,519)	368	(2,446)	2,279
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$184,397	87,365	43,926	271,762	111,280
Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$4.97	2.26	1.23	7.24	3.22
Realized and unrealized derivative market value adjustments (a)	0.11	0.17	(0.04)	0.28	(0.26)
Tax effect (b)	(0.03)	(0.04)	0.01	(0.07)	0.06
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$5.05	2.39	1.20	7.45	3.02
(a) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the respective period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria are met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the majority of the Company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value for the derivative instruments that do not qualify for hedge accounting is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management and represents what earnings would have been had these derivatives qualified for hedge accounting. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
(b) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.

Recent Development - Partial Redemption of ALLO Investment
Nelnet had both voting and preferred membership interest investments in ALLO. On June 4, 2025, Nelnet redeemed a portion of its voting membership interests in ALLO and all its outstanding preferred membership interests, including the preferred return accrued on such membership interests through June 3, 2025. The Company received cash proceeds of $410.9 million from ALLO and recognized a pre-tax gain of $175.0 million as a result of this transaction. Following the closing of the transaction, Nelnet no longer owns any preferred membership interests in ALLO, but maintains a significant voting equity investment in ALLO. Nelnet’s ownership of voting membership interest in ALLO decreased from 45% to 27%. Nelnet will continue to account for its remaining 27% voting membership interest in ALLO under the Hypothetical Liquidation at Book Value (HLBV) method of accounting, with the carrying value of such interest remaining at $0.
Operating Segments
The Company's reportable operating segments are described in note 1 of the notes to consolidated financial statements included in the 2024 Annual Report. They include:
•Loan Servicing and Systems (LSS) - referred to as Nelnet Diversified Services (NDS)
•Education Technology Services and Payments (ETSP) - referred to as Nelnet Business Services (NBS)
•Asset Generation and Management (AGM), part of the Nelnet Financial Services (NFS) division
•Nelnet Bank, part of the NFS division
The Company earns fee-based revenue through its NDS and NBS reportable operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, through its AGM reportable operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated from its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow. Nelnet Bank operates as an internet industrial bank franchise focused on the private education and unsecured consumer loan markets, with a home office in Salt Lake City, Utah. Other operating segments included in the NFS division include the Company's U.S. Securities and Exchange Commission (SEC)-registered investment advisor subsidiary, property and casualty reinsurance activities, investment activities in real estate, and investment debt securities (primarily student loan and other asset-backed securities) and interest expense incurred on debt used to finance such investments.
Other business activities and operating segments that are not reportable and not part of the NFS division are combined and included in Corporate and Other Activities ("Corporate"). Corporate also includes interest income earned on cash balances held at the corporate level and interest expense incurred on unsecured corporate related debt transactions, certain investment activities including its investment in ALLO, early-stage and emerging growth companies (venture capital investments), solar tax equity investments, the operating results of the Company's solar engineering, procurement, and construction business, and certain shared service activities that are allocated to each operating segment based on estimated use of such activities and services. In addition, Corporate includes corporate costs and overhead functions not allocated to operating segments, including executive management, investments in innovation, and other holding company organizational costs.

The information below presents the operating results (net income (loss) before taxes) for each of the Company's reportable and certain other operating segments reconciled to the consolidated financial statements for the three and six months ended June 30, 2025 and 2024.

	Three months ended June 30,		Six months ended June 30,		Certain Items Impacting Comparability (All dollar amounts below are pre-tax)
	2025	2024	2025	2024
NDS	$19,959	2,243	38,471	18,234
•An increase in before tax operating margin due to an increase in private education and consumer loan servicing volume and a decrease in total expenses obtained through cost-saving measures. This was partially offset for the six months ended June 30, 2025 compared with the same period in 2024 due to lower revenue earned on a per-borrower blended basis under the new government servicing contract (which the Company recognized revenue under beginning April 1, 2024) as compared with the legacy government contract.

NBS	23,542	25,599	71,005	73,235
•ETSP revenue increased to $118.2 million and $265.5 million for the three and six months ended June 30, 2025 compared with $116.9 million and $260.4 million for the same periods in 2024. However, NBS experienced a decrease in before tax operating margin due to a decrease in FACTS education services revenue and an increase in operating expenses to support the growth in the customer base and investments in the development of new technologies. Net income and before tax operating margin will continue to be impacted by these items throughout 2025 compared with 2024.

Nelnet Financial Services division:
AGM	27,393	24,310	57,226	58,055
•The recognition of $11.1 million in provision for loan losses and $4.2 million in negative provision for loan losses for the three months ended June 30, 2025 and 2024, respectively, and $24.1 million and $2.2 million in provision for loan losses for the six months ended June 30, 2025 and 2024, respectively. Increase was due to an increase of loan acquisitions in the first half of 2025.
•A decrease of $1.1 million and $10.1 million in investment interest income for the three and six months ended June 30, 2025 compared with the same periods in 2024 due to a decrease of interest earned on restricted cash driven by lower balances and a decrease in interest rates, which, for the three month period, was partially offset by an increase of interest income from beneficial interest investments.
•A net loss of $2.2 million compared to net income of $0.9 million, and a net loss of $6.0 million compared to net income of $6.6 million, for the three and six months ended June 30, 2025 and 2024, respectively, related to changes in the fair values of derivative instruments that do not qualify for hedge accounting.
•An increase in net loan interest income of $10.1 million and $26.6 million for the three and six months ended June 30, 2025 compared with the same periods in 2024 due to an increase in loan spread driven by an increase in loans funded with operating cash (versus funded with debt), partially offset by a decrease in the average balance of loans.

Nelnet Bank	(465)	(3,718)	1,487	(2,571)
•An increase of $5.6 million and $10.4 million in net interest income for the three and six months ended June 30, 2025 compared with the same periods in 2024 due to an increase in the average balance of loans and investments and an increase in net interest margin.
•A net loss of $1.7 million compared to net income of $0.6 million, and a net loss of $4.2 million compared to net income of $2.9 million, for the three and six months ended June 30, 2025 and 2024, respectively, related to changes in the fair values of derivative instruments that do not qualify for hedge accounting.

NFS other operating segments	10,091	16,525	20,152	30,286
•Net interest income earned on investment debt securities (primarily student loan and other asset-backed securities) was $6.4 million and $13.2 million for the three and six months ended June 30, 2025, respectively, compared with $12.2 million and $24.4 million for the same periods in 2024. This decrease was due to a decrease in the average balance of investments outstanding and a decrease in interest rates.

Corporate:
Unallocated corporate costs	(11,923)	(9,056)	(21,911)	(19,101)	•During the second quarter 2025, the Company recognized a non-cash impairment charge of $3.3 million related to operating lease assets as a result of the Company consolidating office space.
Solar tax equity investments	(1,892)	(2,580)	(686)	(266)	•Includes operating results of the Company's tax equity investments in renewable energy solar partnerships. These results include results attributable to third-party noncontrolling interest investors.

Nelnet Renewable Energy - solar construction	(17,601)	(4,752)	(24,175)	(8,788)
•Includes the operating results of Nelnet Renewable Energy (NRE), the Company’s solar construction business that provides full-service engineering, procurement, and construction (EPC) services to commercial entities. Since the acquisition of GRNE Solar in 2022, NRE has incurred low and, in many cases, negative margins on legacy projects. The Company has a handful of remaining legacy construction contracts that it is obligated to complete, down from over 30 at the beginning of 2024. During the second quarter 2025, NRE recognized $12.9 million in contract loss reserves that represents NRE's estimate of costs it will incur to complete the remaining legacy contracts. In addition, uncertain economic conditions and legislation activity have impacted new construction projects being initiated which has adversely impacted and will continue to adversely impact revenue.

ALLO investment	185,236	3,940	193,651	(4,653)
•The recognition of a $175.0 million gain in the three months ended June 30, 2025 on a partial redemption of the Company's investment in ALLO.
•The recognition of no loss in the six months ended June 30, 2025 compared with a loss of $10.7 million for the same period in 2024 related to the Company's ALLO voting membership interest investment. The loss recognized in the first quarter of 2024 reduced the Company's carrying value of its voting membership interest to $0. Absent additional equity contributions with respect to ALLO's voting membership interest, the Company will not recognize additional losses for its voting membership interest in ALLO.
•The recognition of income of $6.0 million and $14.4 million for the three and six months ended June 30, 2025 compared with $4.2 million and $6.6 million for the same periods in 2024 on the Company's preferred membership interests in ALLO. All preferred membership interests were redeemed as part of the second quarter 2025 redemption transaction; thus, no preferred return will be recognized in future periods.

Venture capital investments	1,340	3,417	5,560	2,711
•Includes operating results of the Company's venture capital investments. These investments may create volatility in earnings from recognizing results of certain equity method investees, periodic adjustment of certain fund investments to their respective fair value, and, when applicable, observable price changes on certain measurement alternative investments.

Other corporate activities	1,586	2,500	2,531	5,225
Eliminations/reclassifications	96	—	193	—
Net income before taxes	237,364	58,428	343,504	152,365
Income tax expense	(59,510)	(14,753)	(84,521)	(37,936)
Net loss attributable to noncontrolling interests	3,605	1,416	5,035	4,069	•The majority of noncontrolling interests represents losses attributed to noncontrolling membership interests related to the Company’s solar tax equity investments.
Net income	$181,459	45,091	264,018	118,498

Segment Reporting
The following tables present the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements:

	Three months ended June 30, 2025
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems (LSS)	Education Technology Services and Payments (ETSP)	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	157,300	14,804	172,104	—	—	—	172,104
Investment interest	624	5,417	12,641	13,934	32,616	8,870	2,661	(3,963)	40,185
Total interest income	624	5,417	169,941	28,738	204,720	8,870	2,661	(3,963)	212,289
Interest expense	—	—	120,066	14,672	134,738	1,428	651	(3,963)	132,854
Net interest income	624	5,417	49,875	14,066	69,982	7,442	2,010	—	79,435
Less provision (negative provision) for loan losses	—	—	11,133	6,797	17,930	—	—	—	17,930
Net interest income after provision for loan losses	624	5,417	38,742	7,269	52,052	7,442	2,010	—	61,505
Other income (expense):
LSS revenue	120,724	—	—	—	120,724	—	—	—	120,724
Intersegment revenue	5,603	65	—	—	5,668	—	—	(5,668)	—
ETSP revenue	—	118,184	—	—	118,184	—	—	—	118,184
Reinsurance premiums earned	—	—	—	—	—	26,112	—	—	26,112
Solar construction revenue	—	—	—	—	—	—	1,259	—	1,259
Other, net	113	—	7,507	392	8,012	5,265	9,603	96	22,976
Gain (loss) on sale of loans, net	—	—	—	—	—	—	—	—	—
Gain on partial redemption of ALLO investment	—	—	—	—	—	—	175,044	—	175,044
Derivative settlements, net	—	—	581	163	744	—	—	—	744
Derivative market value adjustments, net	—	—	(2,165)	(1,701)	(3,866)	—	—	—	(3,866)
Total other income (expense), net	126,440	118,249	5,923	(1,146)	249,466	31,377	185,906	(5,572)	461,177
Cost of services and expenses:
Total cost of services	1,845	39,844	—	—	41,689	—	14,050	—	55,739
Salaries and benefits	65,549	41,598	1,469	2,791	111,407	539	22,784	(30)	134,699
Depreciation and amortization	1,821	2,505	—	352	4,678	—	2,946	—	7,624
Reinsurance losses and underwriting expenses	—	—	—	—	—	25,662	—	—	25,662
Postage expense	9,551				9,551			(9,551)	—
Servicing fees			7,102	824	7,926			(7,926)	—
Other expenses	11,099	9,904	2,464	1,969	25,436	2,206	11,695	11,969	51,306
Intersegment expenses, net	17,240	6,273	1,260	652	25,425	321	(25,616)	(130)	—
Total operating expenses	105,260	60,280	12,295	6,588	184,423	28,728	11,809	(5,668)	219,291
Impairment expense and provision for beneficial interests	—	—	4,977	—	4,977	—	5,311	—	10,288
Total expenses	107,105	100,124	17,272	6,588	231,089	28,728	31,170	(5,668)	285,318
Income (loss) before income taxes	19,959	23,542	27,393	(465)	70,429	10,091	156,746	96	237,364
Income tax (expense) benefit	(4,790)	(5,650)	(6,569)	101	(16,908)	(2,395)	(40,207)	—	(59,510)
Net income (loss)	15,169	17,892	20,824	(364)	53,521	7,696	116,539	96	177,854
Net (income) loss attributable to noncontrolling interests	—	—	(23)	—	(23)	(114)	3,838	(96)	3,605
Net income (loss) attributable to Nelnet, Inc.	$15,169	17,892	20,801	(364)	53,498	7,582	120,377	—	181,459

	Three months ended March 31, 2025
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems (LSS)	Education Technology Services and Payments (ETSP)	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	154,469	11,971	166,440	—	—	—	166,439
Investment interest	721	6,939	12,769	12,496	32,925	8,820	2,312	(2,669)	41,389
Total interest income	721	6,939	167,238	24,467	199,365	8,820	2,312	(2,669)	207,828
Interest expense	—	—	114,303	12,077	126,380	770	633	(2,669)	125,114
Net interest income	721	6,939	52,935	12,390	72,985	8,050	1,679	—	82,714
Less provision (negative provision) for loan losses	—	—	13,012	2,325	15,337	—	—	—	15,337
Net interest income after provision for loan losses	721	6,939	39,923	10,065	57,648	8,050	1,679	—	67,377
Other income (expense):
LSS revenue	120,741	—	—	—	120,741	—	—	—	120,741
Intersegment revenue	5,684	64	—	—	5,748	—	—	(5,748)	—
ETSP revenue	—	147,330	—	—	147,330	—	—	—	147,330
Reinsurance premiums earned	—	—	—	—	—	24,687	—	—	24,687
Solar construction revenue	—	—	—	—	—	—	3,995	—	3,995
Other, net	112	—	3,995	142	4,249	1,110	18,238	97	23,694
Gain (loss) on sale of loans, net	—	—	909	—	909	—	—	—	909
Gain on partial redemption of ALLO investment	—	—	—	—	—	—	—	—	—
Derivative settlements, net	—	—	582	164	746	—	—	—	746
Derivative market value adjustments, net	—	—	(3,795)	(2,529)	(6,324)	—	—	—	(6,324)
Total other income (expense), net	126,537	147,394	1,691	(2,223)	273,399	25,797	22,233	(5,651)	315,778
Cost of services and expenses:
Total cost of services	1,633	48,047	—	—	49,680	—	7,828	—	57,508
Salaries and benefits	69,574	41,741	1,221	2,816	115,352	478	22,496	(104)	138,223
Depreciation and amortization	2,654	2,430	—	339	5,423	—	3,833	—	9,255
Reinsurance losses and underwriting expenses	—	—	—	—	—	22,212	—	—	22,212
Postage expense	7,575				7,575			(7,575)	—
Servicing fees			6,911	667	7,578			(7,578)	—
Other expenses	10,832	9,048	888	1,358	22,126	772	15,586	9,741	48,226
Intersegment expenses, net	16,478	5,605	1,250	710	24,043	244	(24,055)	(232)	—
Total operating expenses	107,113	58,824	10,270	5,890	182,097	23,706	17,860	(5,748)	217,916
Impairment expense and provision for beneficial interests	—	—	1,510	—	1,510	81	—	—	1,591
Total expenses	108,746	106,871	11,780	5,890	233,287	23,787	25,688	(5,748)	277,015
Income (loss) before income taxes	18,512	47,462	29,834	1,952	97,760	10,060	(1,776)	97	106,140
Income tax (expense) benefit	(4,443)	(11,402)	(7,156)	(434)	(23,435)	(2,385)	810	—	(25,010)
Net income (loss)	14,069	36,060	22,678	1,518	74,325	7,675	(966)	97	81,130
Net (income) loss attributable to noncontrolling interests	—	45	(17)	—	28	(124)	1,623	(97)	1,430
Net income (loss) attributable to Nelnet, Inc.	$14,069	36,105	22,661	1,518	74,353	7,551	657	—	82,560

	Three months ended June 30, 2024
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems (LSS)	Education Technology Services and Payments (ETSP)	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	193,707	8,422	202,129	—	—	—	202,129
Investment interest	1,258	5,715	13,709	10,811	31,493	15,880	2,646	(9,282)	40,737
Total interest income	1,258	5,715	207,416	19,233	233,622	15,880	2,646	(9,282)	242,866
Interest expense	—	—	171,632	10,769	182,401	2,606	733	(9,282)	176,459
Net interest income	1,258	5,715	35,784	8,464	51,221	13,274	1,913	—	66,407
Less provision (negative provision) for loan losses	—	—	(4,225)	7,836	3,611	—	—	—	3,611
Net interest income after provision for loan losses	1,258	5,715	40,009	628	47,610	13,274	1,913	—	62,796
Other income (expense):
LSS revenue	109,052	—	—	—	109,052	—	—	—	109,052
Intersegment revenue	6,106	56	—	—	6,162	—	—	(6,162)	—
ETSP revenue	—	116,909	—	—	116,909	—	—	—	116,909
Reinsurance premiums earned	—	—	—	—	—	14,851	—	—	14,851
Solar construction revenue	—	—	—	—	—	—	9,694	—	9,694
Other, net	685	—	1,337	775	2,797	851	10,372	—	14,020
Gain (loss) on sale of loans, net	—	—	(1,438)	—	(1,438)	—	—	—	(1,438)
Gain on partial redemption of ALLO investment	—	—	—	—	—	—	—	—	—
Derivative settlements, net	—	—	1,442	207	1,649	—	—	—	1,649
Derivative market value adjustments, net	—	—	936	597	1,533	—	—	—	1,533
Total other income (expense), net	115,843	116,965	2,277	1,579	236,664	15,702	20,066	(6,162)	266,270
Cost of services and expenses:
Total cost of services	196	40,222	—	—	40,418	—	8,072	—	48,490
Salaries and benefits	70,631	40,736	1,113	2,798	115,278	374	24,786	(804)	139,634
Depreciation and amortization	5,342	2,712	—	341	8,395	—	6,748	—	15,142
Reinsurance losses and underwriting expenses	—	—	—	—	—	10,988	—	—	10,988
Postage expense	9,277				9,277			(9,277)	—
Servicing fees			8,541	193	8,734			(8,734)	—
Other expenses	11,188	8,600	1,139	2,002	22,929	841	12,842	11,996	48,608
Intersegment expenses, net	18,224	4,811	1,272	591	24,898	248	(25,803)	657	—
Total operating expenses	114,662	56,859	12,065	5,925	189,511	12,451	18,573	(6,162)	214,372
Impairment expense and provision for beneficial interests	—	—	5,911	—	5,911	—	1,865	—	7,776
Total expenses	114,858	97,081	17,976	5,925	235,840	12,451	28,510	(6,162)	270,638
Income (loss) before income taxes	2,243	25,599	24,310	(3,718)	48,434	16,525	(6,531)	—	58,428
Income tax (expense) benefit	(538)	(6,150)	(5,835)	916	(11,607)	(3,935)	788	—	(14,753)
Net income (loss)	1,705	19,449	18,475	(2,802)	36,827	12,590	(5,743)	—	43,675
Net (income) loss attributable to noncontrolling interests	—	29	—	—	29	(129)	1,516	—	1,416
Net income (loss) attributable to Nelnet, Inc.	$1,705	19,478	18,475	(2,802)	36,856	12,461	(4,227)	—	45,091

	Six months ended June 30, 2025
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems (LSS)	Education Technology Services and Payments (ETSP)	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	311,768	26,775	338,543	—	—	—	338,543
Investment interest	1,345	12,356	25,411	26,430	65,542	17,690	4,973	(6,632)	81,574
Total interest income	1,345	12,356	337,179	53,205	404,085	17,690	4,973	(6,632)	420,117
Interest expense	—	—	234,369	26,749	261,118	2,198	1,284	(6,632)	257,968
Net interest income	1,345	12,356	102,810	26,456	142,967	15,492	3,689	—	162,149
Less provision (negative provision) for loan losses	—	—	24,144	9,123	33,267	—	—	—	33,267
Net interest income after provision for loan losses	1,345	12,356	78,666	17,333	109,700	15,492	3,689	—	128,882
Other income (expense):
LSS revenue	241,465	—	—	—	241,465	—	—	—	241,465
Intersegment revenue	11,287	129	—	—	11,416	—	—	(11,416)	—
ETSP revenue	—	265,515	—	—	265,515	—	—	—	265,515
Reinsurance premiums earned	—	—	—	—	—	50,799	—	—	50,799
Solar construction revenue	—	—	—	—	—	—	5,254	—	5,254
Other, net	225	—	11,502	534	12,261	6,376	27,840	193	46,670
Gain (loss) on sale of loans, net	—	—	909	—	909	—	—	—	909
Gain on partial redemption of ALLO investment	—	—	—	—	—	—	175,044	—	175,044
Derivative settlements, net	—	—	1,162	327	1,489	—	—	—	1,489
Derivative market value adjustments, net	—	—	(5,961)	(4,229)	(10,190)	—	—	—	(10,190)
Total other income (expense), net	252,977	265,644	7,612	(3,368)	522,865	57,175	208,138	(11,223)	776,955
Cost of services and expenses:
Total cost of services	3,478	87,891	—	—	91,369	—	21,878	—	113,247
Salaries and benefits	135,123	83,339	2,690	5,607	226,759	1,017	45,279	(134)	272,922
Depreciation and amortization	4,474	4,936	—	691	10,101	—	6,778	—	16,879
Reinsurance losses and underwriting expenses	—	—	—	—	—	47,874	—	—	47,874
Postage expense	17,127				17,127			(17,127)	—
Servicing fees			14,013	1,491	15,504			(15,504)	—
Other expenses	21,931	18,952	3,352	3,327	47,562	2,978	27,281	21,711	99,532
Intersegment expenses, net	33,718	11,877	2,510	1,362	49,467	565	(49,670)	(362)	—
Total operating expenses	212,373	119,104	22,565	12,478	366,520	52,434	29,668	(11,416)	437,207
Impairment expense and provision for beneficial interests	—	—	6,487	—	6,487	81	5,311	—	11,879
Total expenses	215,851	206,995	29,052	12,478	464,376	52,515	56,857	(11,416)	562,333
Income (loss) before income taxes	38,471	71,005	57,226	1,487	168,189	20,152	154,970	193	343,504
Income tax (expense) benefit	(9,233)	(17,052)	(13,725)	(333)	(40,343)	(4,779)	(39,398)	—	(84,521)
Net income (loss)	29,238	53,953	43,501	1,154	127,846	15,373	115,572	193	258,983
Net (income) loss attributable to noncontrolling interests	—	45	(40)	—	5	(238)	5,461	(193)	5,035
Net income (loss) attributable to Nelnet, Inc.	$29,238	53,998	43,461	1,154	127,851	15,135	121,033	—	264,018

	Six months ended June 30, 2024
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems (LSS)	Education Technology Services and Payments (ETSP)	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	403,335	15,518	418,853	—	—	—	418,853
Investment interest	3,152	13,580	35,544	20,779	73,055	31,495	6,461	(18,197)	92,814
Total interest income	3,152	13,580	438,879	36,297	491,908	31,495	6,461	(18,197)	511,667
Interest expense	—	—	362,537	20,266	382,803	5,024	1,409	(18,197)	371,039
Net interest income	3,152	13,580	76,342	16,031	109,105	26,471	5,052	—	140,628
Less provision (negative provision) for loan losses	—	—	2,230	12,210	14,440	—	—	—	14,440
Net interest income after provision for loan losses	3,152	13,580	74,112	3,821	94,665	26,471	5,052	—	126,188
Other income (expense):
LSS revenue	236,252	—	—	—	236,252	—	—	—	236,252
Intersegment revenue	12,991	106	—	—	13,097	—	—	(13,097)	—
ETSP revenue	—	260,449	—	—	260,449	—	—	—	260,449
Reinsurance premiums earned	—	—	—	—	—	27,631	—	—	27,631
Solar construction revenue	—	—	—	—	—	—	23,420	—	23,420
Other, net	1,395	—	6,321	1,150	8,866	1,013	8,224	—	18,103
Gain (loss) on sale of loans, net	—	—	(1,579)	—	(1,579)	—	—	—	(1,579)
Gain on partial redemption of ALLO investment	—	—	—	—	—	—	—	—	—
Derivative settlements, net	—	—	2,997	409	3,406	—	—	—	3,406
Derivative market value adjustments, net	—	—	6,642	2,855	9,497	—	—	—	9,497
Total other income (expense), net	250,638	260,555	14,381	4,414	529,988	28,644	31,644	(13,097)	577,179
Cost of services and expenses:
Total cost of services	196	88,832	—	—	89,028	—	22,300	—	111,328
Salaries and benefits	147,353	80,903	2,308	5,518	236,082	732	48,307	(1,611)	283,509
Depreciation and amortization	10,450	5,395	—	601	16,446	—	15,464	—	31,911
Reinsurance losses and underwriting expenses	—	—	—	—	—	22,305	—	—	22,305
Postage expense	19,883				19,883			(19,883)	—
Servicing fees			17,492	426	17,918			(17,918)	—
Other expenses	20,119	16,158	2,246	3,113	41,636	1,327	26,243	24,928	94,136
Intersegment expenses, net	37,555	9,612	2,481	1,148	50,796	465	(52,648)	1,387	—
Total operating expenses	235,360	112,068	24,527	10,806	382,761	24,829	37,366	(13,097)	431,861
Impairment expense and provision for beneficial interests	—	—	5,911	—	5,911	—	1,902	—	7,813
Total expenses	235,556	200,900	30,438	10,806	477,700	24,829	61,568	(13,097)	551,002
Income (loss) before income taxes	18,234	73,235	58,055	(2,571)	146,953	30,286	(24,872)	—	152,365
Income tax (expense) benefit	(4,376)	(17,585)	(13,933)	657	(35,237)	(7,209)	4,511	—	(37,936)
Net income (loss)	13,858	55,650	44,122	(1,914)	111,716	23,077	(20,361)	—	114,429
Net (income) loss attributable to noncontrolling interests	—	46	—	—	46	(249)	4,272	—	4,069
Net income (loss) attributable to Nelnet, Inc.	$13,858	55,696	44,122	(1,914)	111,762	22,828	(16,089)	—	118,498

Loan Servicing and Systems Revenue
The following table presents disaggregated revenue by service offering for the Loan Servicing and Systems operating segment:

	Three months ended			Six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Government loan servicing	$85,737	87,358	87,014	173,100	192,490
Private education and consumer loan servicing	22,733	22,696	12,959	45,426	25,577
FFELP loan servicing	2,241	2,633	3,245	4,873	6,624
Software services	9,452	6,992	4,879	16,444	9,420
Outsourced services	561	1,062	955	1,622	2,141
Loan servicing and systems revenue	$120,724	120,741	109,052	241,465	236,252
Loan Servicing Volumes

	As of
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Servicing volume (dollars in millions):
Government	$465,689	482,786	489,877	492,142	489,298	495,409	494,691
FFELP	12,386	12,826	13,260	13,745	14,576	15,783	17,462
Private and consumer	38,018	46,728	29,226	20,666	19,876	21,015	20,493
Total	$516,093	542,340	532,363	526,553	523,750	532,207	532,646

Number of servicing borrowers:
Government	12,694,386	13,453,127	14,049,550	14,114,468	14,096,152	14,328,013	14,503,057
FFELP	502,205	524,421	549,861	574,979	610,745	656,814	725,866
Private and consumer	1,326,451	1,350,999	1,168,293	851,747	829,072	882,256	894,703
Total	14,523,042	15,328,547	15,767,704	15,541,194	15,535,969	15,867,083	16,123,626

Number of remote hosted borrowers:	2,056,358	1,427,800	842,200	662,075	133,681	65,295	70,580
Education Technology Services and Payments Revenue
The following table presents disaggregated revenue by servicing offering for the Education Technology Services and Payments operating segment:

	Three months ended			Six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Tuition payment plan services	$36,013	40,072	34,164	76,085	73,043
Payment processing	37,515	51,536	34,326	89,051	82,113
Education technology services	44,481	55,695	47,205	100,177	103,227
Other	175	27	1,214	202	2,066
Education technology services and payments revenue	$118,184	147,330	116,909	265,515	260,449
This segment of the Company’s business is subject to seasonal fluctuations which correspond, or are related to, the traditional school year. Based on the timing of revenue recognition and when expenses are incurred, revenue and before tax operating margin are higher in the first quarter compared with the remainder of the year.

Other Income (Expense)
The following table presents the components of "other, net" in "other income (expense)" on the consolidated statements of income:

	Three months ended			Six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Investment activity, net	$8,852	5,161	217	14,012	(1,082)
ALLO preferred return	5,985	8,416	4,160	14,400	6,569
Borrower late fee income	1,642	1,587	2,584	3,231	5,718
Investment advisory services (WRCM)	1,504	1,473	1,524	2,977	3,033
Administration/sponsor fee income	1,293	1,305	1,482	2,598	3,028
Loss from ALLO voting membership interest investment	—	—	—	—	(10,693)
(Loss) gain from solar investments, net (a)	(1,502)	456	(2,610)	(1,046)	170
Other	5,202	5,296	6,663	10,498	11,360
Other, net	$22,976	23,694	14,020	46,670	18,103
(a)    The Company accounts for its solar investments using the Hypothetical Liquidation at Book Value (HLBV) method of accounting. For the majority of the Company’s solar investments, the HLBV method of accounting results in accelerated losses in the initial years of investment. The following table presents (i) the Company's recognized HLBV losses and gains recognized from sales of certain investments at the end of the contractual agreement (typically five years), which include losses and gains attributable to third-party noncontrolling interest investors (syndication partners), included in “other, net” in "other income (expense)" on the consolidated statements of income, (ii) solar net losses and gains attributed to noncontrolling interest investors included in “net loss attributable to noncontrolling interests” on the consolidated statements of income, and (iii) the Company's recognized net gain excluding amounts attributed to noncontrolling interest investors (such amount reflecting the before tax net income impact of such solar tax equity investments to the Company):

	Three months ended			Six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Losses from HLBV accounting (gross)	$(6,463)	(2,616)	(6,818)	(9,079)	(4,038)
Gains from sales (gross)	4,961	3,072	4,208	8,033	4,208
(Losses) gains from solar investments, net	(1,502)	456	(2,610)	(1,046)	170
Less: (losses) gains attributable to noncontrolling members, net	(3,159)	(1,046)	8	(4,204)	(1,633)
Net gain (loss), excluding amounts attributed to noncontrolling interest investors	$1,657	1,502	(2,618)	3,158	1,803

Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the consolidated statements of income related to derivative instruments that do not qualify for hedge accounting:

	Three months ended			Six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Basis swaps	$154	153	249	307	614
Interest rate swaps - floor income hedges	427	429	1,193	855	2,383
Interest rate swaps - intercompany deposits	163	164	207	327	409
Total derivative settlements - income	$744	746	1,649	1,489	3,406
Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	June 30, 2025	December 31, 2024	June 30, 2024
Non-Nelnet Bank:
Federally insured loans:
Stafford and other	$2,039,136	2,108,960	2,308,561
Consolidation	6,327,949	6,279,604	7,175,172
Total	8,367,085	8,388,564	9,483,733
Private education loans (a)	156,614	221,744	247,437
Consumer and other loans	411,470	345,560	179,447
Non-Nelnet Bank loans	8,935,169	8,955,868	9,910,617
Nelnet Bank:
Federally insured loans:
Stafford and other	10,040	—	—
Consolidation	96,515	—	—
Total	106,555	—	—
Private education loans (a)	516,663	482,445	354,412
Consumer and other loans	204,423	162,152	187,939
Nelnet Bank loans	827,641	644,597	542,351
Accrued interest receivable	560,927	549,283	619,472
Loan discount and deferred lender fees, net of unamortized loan premiums and deferred origination costs	(42,905)	(42,114)	(36,157)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(47,627)	(49,091)	(54,180)
Private education loans	(7,406)	(11,130)	(13,065)
Consumer and other loans	(48,028)	(38,468)	(14,135)
Non-Nelnet Bank allowance for loan losses	(103,061)	(98,689)	(81,380)
Nelnet Bank:
Federally insured loans	(355)	—	—
Private education loans	(12,360)	(10,086)	(3,559)
Consumer and other loans	(9,573)	(6,115)	(11,825)
Nelnet Bank allowance for loan losses	(22,288)	(16,201)	(15,384)
	$10,155,483	9,992,744	10,939,519
(a)    During the second quarter of 2025, the Asset Generation and Management operating segment (Non-Nelnet Bank) contributed $42.2 million of private education loans to Nelnet Bank.

The Company has partial ownership in certain consumer, private education, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "other investments and notes receivable, net" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of June 30, 2025, the Company’s ownership correlates to approximately $1.70 billion of loans included in these securitizations. The loans held in these securitizations are not included in the above table. Investment interest income earned by the Company from the beneficial interest in loan securitizations is included in "investment interest" on the Company's consolidated statements of income and is not a component of the Company's loan interest income.
The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios:

	As of	As of	As of
	June 30, 2025	December 31, 2024	June 30, 2024
Non-Nelnet Bank:
Federally insured loans (a)	0.57%	0.59%	0.57%
Private education loans	4.73%	5.02%	5.28%
Consumer and other loans	11.67%	11.13%	7.88%
Nelnet Bank:
Federally insured loans (a)	0.33%	—	—
Private education loans	2.39%	2.09%	1.00%
Consumer and other loans	4.68%	3.77%	6.29%
(a)    The allowance for loan losses as a percent of the risk sharing component of federally insured student loans not covered by the federal guaranty for non-Nelnet Bank was 20.4%, 20.6%, and 20.9% as of June 30, 2025, December 31, 2024, and June 30, 2024, respectively, and for Nelnet Bank was 16.5% as of June 30, 2025.

Loan Activity - Non-Nelnet Bank
The following table sets forth the activity of the Company's AGM (Non-Nelnet Bank) loan portfolios:

	FFELP	Private	Consumer and other	Total
	Three months ended June 30, 2025
Balance as of March 31, 2025	$8,670,284	208,507	381,215	9,260,006
Loan acquisitions	626	—	142,503	143,129
Repayments, claims, capitalized interest, participations, and other, net	(236,813)	(8,920)	(112,248)	(357,981)
Loans lost to external parties	(66,771)	(800)	—	(67,571)
Loans sold	(241)	—	—	(241)
Loans contributed to Nelnet Bank	—	(42,173)	—	(42,173)
Balance as of June 30, 2025	$8,367,085	156,614	411,470	8,935,169
	Three months ended March 31, 2025
Balance as of December 31, 2024	$8,388,564	221,744	345,560	8,955,868
Loan acquisitions	702,800	—	129,787	832,587
Repayments, claims, capitalized interest, participations, and other, net	(230,558)	(12,535)	(93,984)	(337,077)
Loans lost to external parties	(58,764)	(702)	—	(59,466)
Loans sold	(131,758)	—	(148)	(131,906)
Balance as of March 31, 2025	$8,670,284	208,507	381,215	9,260,006

	Three months ended June 30, 2024
Balance as of March 31, 2024	$10,383,052	261,582	155,308	10,799,942
Loan acquisitions	—	—	195,279	195,279
Repayments, claims, capitalized interest, participations, and other, net	(325,263)	(13,367)	(37,352)	(375,982)
Loans lost to external parties	(574,056)	(778)	—	(574,834)
Loans sold	—	—	(133,788)	(133,788)
Balance as of June 30, 2024	$9,483,733	247,437	179,447	9,910,617

	Six months ended June 30, 2025
Balance as of December 31, 2024	$8,388,564	221,744	345,560	8,955,868
Loan acquisitions	703,425	—	272,290	975,715
Repayments, claims, capitalized interest, participations, and other, net	(467,370)	(21,455)	(206,232)	(695,057)
Loans lost to external parties	(125,535)	(1,502)	—	(127,037)
Loans sold	(131,999)	—	(148)	(132,147)
Loans contributed to Nelnet Bank	—	(42,173)	—	(42,173)
Balance as of June 30, 2025	$8,367,085	156,614	411,470	8,935,169
	Six months ended June 30, 2024
Balance as of December 31, 2023	$11,686,207	277,320	85,935	12,049,462
Loan acquisitions	—	—	276,009	276,009
Repayments, claims, capitalized interest, participations, and other, net	(650,216)	(27,958)	(48,304)	(726,478)
Loans lost to external parties	(1,352,564)	(1,925)	—	(1,354,489)
Loans sold	(199,694)	—	(134,193)	(333,887)
Balance as of June 30, 2024	$9,483,733	247,437	179,447	9,910,617
Beginning in late 2021, the Company experienced accelerated run-off of its FFELP portfolio due to FFELP borrowers consolidating their loans into Federal Direct Loan Program loans as a result of the CARES Act payment pause on Department-held loans and the initiatives offered by the Department for FFELP borrowers to consolidate their loans to qualify for loan forgiveness under various programs. However, the Company has experienced a significant decrease in FFELP borrowers consolidating their loans into the Federal Direct Loan Program since August 2024 that has resulted in prepayment rates on the Company’s FFELP portfolio being more consistent with longer-term historical rates.

Loan Spread Analysis - Non-Nelnet Bank
The following table analyzes the loan spread on AGM’s (Non-Nelnet Bank) portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets:

	Three months ended			Six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Variable loan yield, gross	7.77%	7.43%	8.16%	7.59%	8.07%
Consolidation rebate fees	(0.82)	(0.79)	(0.81)	(0.80)	(0.80)
Premium and deferred origination costs amortization, net of discount accretion	(0.15)	(0.13)	0.07	(0.14)	0.07
Variable loan yield, net	6.80	6.51	7.42	6.65	7.34
Loan cost of funds - interest expense	(5.60)	(5.39)	(6.50)	(5.50)	(6.50)
Loan cost of funds - derivative settlements (a) (b)	0.01	0.01	0.01	0.01	0.01
Variable loan spread	1.21	1.13	0.93	1.16	0.85
Fixed rate floor income, gross	0.04	0.04	0.01	0.05	0.01
Fixed rate floor income - derivative settlements (a) (c)	0.02	0.02	0.04	0.02	0.04
Fixed rate floor income, net of settlements on derivatives	0.06	0.06	0.05	0.07	0.05
Core loan spread	1.27%	1.19%	0.98%	1.23%	0.90%

Average balance of AGM's loans	$9,215,579	9,544,317	10,484,458	9,379,948	11,022,981
Average balance of AGM's debt outstanding	8,439,800	8,451,699	10,168,761	8,445,716	10,778,080
(a)    Derivative settlements represent the cash paid or received during the respective period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended			Six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Core loan spread	1.27%	1.19%	0.98%	1.23%	0.90%
Derivative settlements (basis swaps)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Derivative settlements (fixed rate floor income)	(0.02)	(0.02)	(0.04)	(0.02)	(0.04)
Loan spread	1.24%	1.16%	0.93%	1.20%	0.85%

(b)    Derivative settlements consist of net settlements received related to the Company’s basis swaps.
(c)    Derivative settlements consist of net settlements received related to the Company’s floor income interest rate swaps.

Loan Activity - Nelnet Bank
The following table sets forth the activity of Nelnet Bank's loan portfolios:

	FFELP	Private	Consumer and other	Total
	Three months ended June 30, 2025
Balance as of March 31, 2025	$110,187	489,451	161,995	761,633
Loan acquisitions and originations	38	8,354	50,175	58,567
Repayments	(3,670)	(23,315)	(7,747)	(34,732)
Loans contributed from AGM	—	42,173	—	42,173
Balance as of June 30, 2025	$106,555	516,663	204,423	827,641
	Three months ended March 31, 2025
Balance as of December 31, 2024	$—	482,445	162,152	644,597
Loan acquisitions and originations	111,002	29,041	4,555	144,598
Repayments	(815)	(22,035)	(4,712)	(27,562)
Balance as of March 31, 2025	$110,187	489,451	161,995	761,633

	Three months ended June 30, 2024
Balance as of March 31, 2024	$—	364,766	118,957	483,723
Loan acquisitions and originations	—	1,390	82,998	84,388
Repayments	—	(11,744)	(14,016)	(25,760)
Balance as of June 30, 2024	$—	354,412	187,939	542,351

	Six months ended June 30, 2025
Balance as of December 31, 2024	$—	482,445	162,152	644,597
Loan acquisitions and originations	111,040	37,396	54,730	203,166
Repayments	(4,485)	(45,351)	(12,459)	(62,295)
Loans contributed from AGM	—	42,173	—	42,173
Balance as of June 30, 2025	$106,555	516,663	204,423	827,641
	Six months ended June 30, 2024
Balance as of December 31, 2023	$—	360,520	72,352	432,872
Loan acquisitions and originations	—	18,106	139,843	157,949
Repayments	—	(24,214)	(24,256)	(48,470)
Balance as of June 30, 2024	$—	354,412	187,939	542,351

Average Balance Sheet - Nelnet Bank
The following table reflects the rates earned on interest-earning assets and paid on interest-bearing liabilities for Nelnet Bank:

	Three months ended (a)						Six months ended June 30, (a)
	June 30, 2025		March 31, 2025		June 30, 2024		2025		2024
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Average assets
Federally insured student loans	$108,235	6.14%	$25,621	6.55%	$—	—%	$67,156	6.21%	$—	—%
Private education loans	519,858	6.37	489,211	6.10	359,486	4.35	504,619	6.24	363,172	4.31
Consumer and other loans	181,821	10.79	162,602	10.47	152,232	11.97	172,265	10.64	124,684	12.46
Cash and investments	923,233	6.05	793,537	6.39	625,123	6.96	858,743	6.21	601,535	6.95
Total interest-earning assets	1,733,147	6.65%	1,470,971	6.75%	1,136,841	6.80%	1,602,783	6.69%	1,089,391	6.70%
Non-interest-earning assets	13,504		14,646		17,857		14,071		15,312
Total assets	$1,746,651		$1,485,617		$1,154,698		$1,616,854		$1,104,703
Average liabilities and equity
Brokered deposits	$269,112	2.11%	$249,259	1.95%	$236,517	1.82%	$259,240	2.03%	$220,584	1.62%
Intercompany deposits	158,465	3.99	72,836	3.41	146,788	4.82	115,887	3.81	153,568	4.86
Retail and other deposits	1,073,322	4.24	962,954	4.21	621,241	5.01	1,018,443	4.22	582,688	4.96
Federal funds purchased and other borrowed money	13,258	5.45	10,404	4.69	—	—	11,839	5.12	—	—
Total interest-bearing liabilities	1,514,157	3.84%	1,295,453	3.73%	1,004,546	4.23%	1,405,409	3.79%	956,840	4.17%
Non-interest-bearing liabilities	10,037		8,602		6,369		9,323		7,424
Equity	222,457		181,562		143,783		202,122		140,439
Total liabilities and equity	$1,746,651		$1,485,617		$1,154,698		$1,616,854		$1,104,703
Net interest margin		3.29%		3.46%		3.07%		3.37%		3.03%
(a) Calculated using average daily balances.